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                                                                  Exhibit 99.1


                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of FMC Technologies, Inc., a Delaware corporation, in its Registration Statement on Form S-1 of the Company (File No. 333-55920) and any amendments thereto.



                                          /s/ Mike R. Bowlin
                                          --------------------
                                          Name: Mike R. Bowlin

Dated:    , 2001